UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

  Pursuant to Section 13 OR 15(d)
  of the Securities Exchange Act of 1934

  Date of Report (date of earliest event reported) October 14, 2010

OTIX GLOBAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4246 South Riverboat Road, Suite 300
Salt Lake City, UT 84123
(Address of principal executive offices)

(801) 312-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Amendment to a Material Definitive Agreement

On October 14, 2010, Otix Global, Inc. (“Otix”) entered into the Second Amendment to the Agreement and Plan of Merger (the “amendment”) to the Agreement and Plan of Merger dated as of September 13, 2010, and subsequently amended by the First Amendment to the Agreement and Plan of Merger dated October 6, 2010 (collectively, the “merger agreement”) with William Demant Holding A/S (“WDH”). The amendment increases the price which WDH will pay for each outstanding share of Otix common stock from $10.00 to $11.01 per share, which matches the most recent offer by GN ReSound A/S (“GN”) announced on October 12, 2010.  In addition, WDH matched GN’s proposed changes to the merger agreement by increasing the termination fee payable from $5 million to $8 million.  WDH also modified Section 6.03(c) to eliminate its right to not close the merger if a governing regulatory authority imposed conditions on its consent to the merger. Now, only consents of governing regulatory authorities, with or without conditions, must be obtained as a condition to closing. All other terms are substantially the same.

A copy of the amendment and press release issued by WDH are filed as Exhibits 2.1 and 99.1, respectively, to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits.

2.1	Second Amendment to Agreement and Plan of Merger dated as of October 14, 2010 by and among William Demant Holding A/S, OI Merger Sub, Inc. and Otix Global, Inc.

99.1	WDH press release, dated October 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated:  October 15, 2010.

OTIX GLOBAL, INC.

/s/ Michael M. Halloran

Michael M. Halloran
Vice President and Chief Financial Officer